Exhibit 10.13

AMENDMENT TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Amendment to Restricted Stock Unit Award Agreement (the “Amendment”) is made and entered into as of March 20, 2023 by and between Graybug Vision, Inc. (the “Company”) and [                ] (the “Holder”). The Company, Camaro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and CalciMedica, Inc., a Delaware corporation (“CalciMedica”) have entered into an Agreement and Plan of Merger and Reorganization, dated as of November 21, 2022 (the “Merger Agreement,” the merger contemplated thereby (the “Merger”), and the effective date of the closing (the “Closing”) thereof, the “Closing Date”), and as requested by CalciMedica, the Board has approved amendments to Holder’s RSU Awards as more fully described in Section 1 below, which amendments will become effective as of the Closing (the “Amendment Effective Date”) subject to and contingent upon Holder’s consent under this Amendment.

The Company’s Board of Directors (the “Board”) previously granted to Holder certain restricted stock unit awards for Company common stock, as listed on Exhibit A hereto (the “RSU Awards”) under the Company’s 2020 Equity Incentive Plan (the “Plan”) and, respectively, the Global Notice of Restricted Stock Unit Award and the Global Restricted Stock Unit Award Agreement (together, the “RSU Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Plan and the RSU Agreement.

The parties hereto agree as follows:

1. Amendments.

a. Settlement. For RSUs that become vested in connection with Holder’s termination of employment at Closing (the “Accelerated RSUs”), the section titled “Settlement” set forth in the Global Restricted Stock Unit Award Agreement for each RSU Award listed on Exhibit A hereto is hereby amended and replaced in its entirety with the following:

“Settlement.

(i)

To the extent that the aggregate amount of tax withholding that is due upon settlement in full of the Accelerated RSUs using the federal and state supplemental wage tax rates applicable for individuals who have received supplemental wages during 2023 prior to the date of such settlement, including for purposes of this calculation all severance amounts due and payable to the Participant pursuant to the Company’s Change in Control Severance Policy, does not exceed [$                ] (the “Initial Tax Cap”), all of such Accelerated RSUs will be “Net Settled” (based on the foregoing tax calculations and as further described below) on the earlier of (i) within ten (10) business days following the Closing, provided that the Company’s common stock is traded on the Nasdaq Global Market or Capital Market or the NYSE American Market on the date the Company directs the transfer of Shares to Participants pursuant to such Net Settlement or (ii) if the Company’s common stock has ceased to be traded on the Nasdaq Global Market or Capital Market or the NYSE American Market, then within ten (10) business days following the date on which the Company’s common stock becomes traded on the on the Nasdaq Global Market or Capital Market or the NYSE American Market; provided however, that notwithstanding (i) and (ii), such Accelerated RSUs will be settled no later than December 31, 2023 (all such Accelerated RSUs so settled, the “Initial Shares”). Settlement of such Initial Shares shall be Net Settlement (as described below under “Withholding”), and the Company shall be solely responsible for the payment of all applicable withholding for Tax-Related Items. To the extent that the aggregate amount of such tax withholding exceeds the Initial Tax Cap, the number of Accelerated RSUs being Net Settled prior to the deadlines set forth above shall be reduced (the number of such Shares not being then settled the “Deferred Shares”) such that the resulting aggregate amount of tax withholding for the Initial Shares is as close to the Initial Tax Cap as reasonably possible without exceeding it.

(ii)

Deferred Shares, if any, will be settled (as set forth below under “Withholding”) in eleven (11) equal installments within five (5) days of the first day of each calendar month, commencing on May 1, 2023 and ending on March 1, 2024.

(iii)	No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.”

Notwithstanding the foregoing, RSUs that became vested in the ordinary course prior to Closing (and not as a result of the Participant’s termination of employment or the Closing), will be Net Settled prior to Closing to the extent that they have not previously been Net Settled.

b. Withholding. For the Accelerated RSUs, the section titled “Withholding” set forth in the Global Restricted Stock Unit Award Agreement is hereby amended and replaced in its entirety with the following:

“Withholding. Unless otherwise expressly agreed to in writing by Participant and Company, Participant authorizes the Company and/or the Employer, or their respective agents to satisfy any withholding obligations for Tax-Related Items solely as set forth below.

(i)

The withholding obligations for the Initial Shares shall be satisfied solely by the Company by withholding from Shares to be issued upon settlement of the RSUs (a “Net Settlement”), provided the Company withholds no more than the Maximum Number of Withholding Shares (as defined below).

(ii)

The withholding obligations for the Deferred Shares shall be satisfied, at the discretion of the Company, by either (i) withholding from proceeds of the sale of no more than that number of Shares to be issued upon settlement of the RSUs no more than the Maximum Number of Withholding Shares (“Sell to Cover”) as arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent) or (ii) Net Settlement, provided the Company withholds no more than the Maximum Number of Withholding Shares.

(iii)

The “Maximum Number of Withholding Shares” means a number of Shares equal to the Participant’s then-applicable supplemental wage withholding tax rate times the total number of Shares then being settled. The Company shall be solely responsible for any amount of tax withholding due on Tax-Related Items that is not satisfied by the fair market value of the Maximum Number of Withholding Shares. The Company shall timely remit to the appropriate tax authorities the full amount of tax withholding due on Tax-Related Items within five business days of such withholding.

(iv)

For tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.”

2. Acknowledgment. Except as set forth in this Amendment, the provisions of the RSU Agreement are in all respects acknowledged and confirmed, and all such terms, provisions and conditions thereof shall be and continue to remain in full force and effect.

3. Choice of Law and Venue. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Amendment, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

4. Voluntary and Informed Agreement. Holder acknowledges that Holder has read this Amendment, that Holder has been advised that Holder should consult with an attorney before Holder executes this Amendment, and that Holder understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences, including tax consequences and potential economic consequences, thereof.

5. Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the RSU Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the RSU Agreement or in any exhibit or schedule thereto shall hereinafter refer to the RSU Agreement as amended by this Amendment.

6. Counterparts; Electronic Signatures. This Amendment may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Entire Agreement. This Amendment, the Plan and the RSU Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature Page to Amendment to Restricted Stock Unit Award Agreement Follows]

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment effective as of the Amendment Effective Date.

GRAYBUG VISION, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[First Name Last Name]

[Signature Page to Amendment to Restricted Stock Unit Award Agreement]

Exhibit A

RSU Awards

(all RSU Awards are shown on a pre-stock split basis)

[First Name Last Name]

Date of Grant	Number of Shares Subject to RSU Award on Date of Grant